UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Stockholders of Merrimack Pharmaceuticals, Inc. (the “Company”) held on June 12, 2018, the Company’s stockholders voted as follows:

1. The stockholders elected the nominees listed below to the Company’s board of directors (the “Board”), each for a one year term ending at the Company’s 2019 annual meeting of stockholders.

Nominees	For	Withheld	Broker Non-Votes
Richard Peters, M.D., Ph.D.	4,840,427	195,864	5,725,119
Gary L. Crocker	4,332,278	704,013	5,725,119
George D. Demetri, M.D.	4,852,827	183,464	5,725,119
John M. Dineen	1,608,308	3,427,983	5,725,119
Ulrik B. Nielsen, Ph.D.	4,825,856	210,435	5,725,119
James H. Quigley	4,847,294	188,997	5,725,119
Russell T. Ray	4,842,786	193,505	5,725,119

2. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

For:	4,601,407
Against:	318,117
Abstain:	116,767
Broker Non-Votes:	5,725,119

3. The stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For:	10,524,477
Against:	95,079
Abstain:	141,854

4. The stockholders approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000.

For:	8,605,143
Against:	1,946,186
Abstain:	210,081

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: June 15, 2018	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
General Counsel